UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2009
Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification
No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 2, 2009, the compensation committee of PCA’s board of directors approved a compensation increase for Thomas A. Hassfurther, who will be promoted from Senior Vice President, Sales and Marketing, Corrugated Products to Executive Vice President, Corrugated Products on September 15, 2009. Mr. Hassfurther’s base salary will be increased from $340,000 to $460,000 per year and 2009 target incentive award percentage will be increased from 75% to 85%. Mr. Hassfurther will be awarded an additional 10,000 shares of restricted stock on September 30, 2009, all of which will vest on the fourth anniversary of the date of the award if Mr. Hassfurther remains employed by us.
Item 7.01. Regulation FD Disclosure
     The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On September 4, 2009, Packaging Corporation of America announced that its Board of Directors had approved a regular quarterly cash dividend of $0.15 per share on its common stock. The quarterly dividend will be paid on October 15, 2009 to shareholders of record as of September 15, 2009. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (D) Exhibits
99.1	Press Release dated September 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ KENT PFLEDERER
General Counsel and Corporate Secretary
(Authorized Officer)

Date: September 4, 2009